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                                                                    Exhibit 99.1
                                                                    ------------

                             U.S. BIOSCIENCE, INC.
        One Tower Bridge, 100 Front Street, West Conshohocken, PA  19428

This Proxy Is Solicited on Behalf of the Board of Directors of U.S. Bioscience,
   Inc. for the Special Meeting of Stockholders to be Held [month, day], 1999

   The undersigned, a record holder of shares of common stock of U.S. BIOSCIENCE, INC. as of [month, day], 1999, hereby constitutes and appoints C. BOYD CLARKE, ROBERT I. KRIEBEL and MARTHA E. MANNING, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held on [month, day], 1999, at [time] at [The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania], and any adjournments or postponements thereof, and thereat to vote as specified in this proxy all shares of Common Stock, which the undersigned would be entitled to vote if personally present, upon the matter set forth below and described in the accompanying proxy statement/prospectus and upon all matters that may properly come before the Special Meeting.

The U.S. Bioscience Board Of Directors Recommends A Vote For The Following
Proposal:

     To consider and vote upon a proposal to adopt the merger agreement among MedImmune, a wholly-owned subsidiary of MedImmune and U.S. Bioscience. In the merger, U.S. Bioscience will become a wholly-owned subsidiary of MedImmune, and all outstanding shares of U.S. Bioscience common stock will be converted into the right to receive shares of MedImmune common stock.

              FOR  [_]         AGAINST  [_]         ABSTAIN  [_]

     The proxy will be voted as you specify above with respect to the matter set forth above. If this proxy is executed but no choice is indicated, the shares represented by this proxy will be voted for the approval and adoption of the agreement and plan of merger and otherwise in the discretion of the proxy holders.

     Please be sure to sign and date the Proxy on the reverse side. (Continued and to be signed on reverse side)
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                              [Reverse]

(Continued from other side)



NOTE:           Please sign this Proxy exactly as name(s) appears on this Proxy.
          When signing as attorney-in-fact, executor, administrator, trustee or guardian, pleas add your title as such. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers. Where stock is issued in the name of two or more persons, all such persons should sign. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and of the Proxy Statement/Prospectus.

                               Dated:_____________________________________, 1999

                                   Signed:______________________________________

                                          ______________________________________


                PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
               THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.